Press Release

                             *FOR IMMEDIATE RELEASE*

                        CHICOPEE BANCORP, INC. ANNOUNCES
                     COMPLETION OF STOCK REPURCHASE PROGRAM

December 3, 2009: Chicopee Bancorp, Inc.(the "Company")(Nasdaq Global Market:
CBNK), today announced that it has completed its stock repurchase program. Since September 30, 2009, the Company has repurchased 10,220 shares of its common stock at an average price of $13.00 per share through a Rule 10b5-1 repurchase plan.

Chicopee Bancorp, Inc. is a publicly owned bank holding company and the parent corporation of Chicopee Savings Bank, a Massachusetts stock savings bank headquartered at 70 Center Street, Chicopee, MA 01013. Chicopee Savings Bank provides a wide variety of financial products and services through its main office, lending and operations center, and seven branch offices located in Chicopee, Ludlow, West Springfield, South Hadley, and Ware, all in Western Massachusetts. For additional information regarding the Bank's products, services and locations, please visit their web site at www.chicopeesavings.com.